                               AMENDMENT NO. 2 TO
                               MULTIPLE CLASS PLAN

                                       OF

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

         THIS AMENDMENT NO. 2 TO MULTIPLE CLASS PLAN is made as of the 31st day of December, 2002, by the above named corporation (the "Issuer"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Multiple Class Plan.

                                    RECITALS

         WHEREAS, the Issuer is a party to a certain Multiple Class Plan dated as of May 18, 2001 and amended March 6, 2002 (the "Plan"); and

         WHEREAS, the Issuer has added a new series, VP Large Company Value Fund
(the "Fund"), offering multiple classes; and

         WHEREAS, the Issuer desires to amend the Multiple Class Plan to add the new Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Issuer hereto agrees as follows:

         1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         2. After the date hereof, all references to the Plan shall be deemed to mean the Multiple Class Plan, as amended by this Amendment No. 2.

         3. In the event of a conflict between the terms of this Amendment No.2 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 2 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 2, the parties hereby confirm and ratify the Plan.

         4. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

                                    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                                    BY:     /s/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President

                                                  SCHEDULE A

                                     Funds Covered by this Multiclass Plan

---------------------------------------------- ---------------- ------------------ --------------------
               Fund                                Class I          Class II            Class III

---------------------------------------------- ---------------- ------------------ --------------------
*        VP International Fund                       YES               YES                 YES
*        VP Value Fund                               YES               YES                 YES
*        VP Ultra Fund                               YES               YES                 YES
*        VP Income & Growth Fund                     YES               YES                 YES
*        VP Global Growth Fund                       YES               NO                  NO
*        VP Growth Fund                              YES               NO                  NO
*        VP Vista Fund                               YES               NO                  NO
*        VP Equity Index Fund                        YES               NO                  NO
*        VP Balanced Fund                            YES               NO                  NO
*        VP Capital Appreciation Fund                YES               NO                  NO
*        VP Large Company Value Fund                 YES               YES                 NO
---------------------------------------------- ---------------- ------------------ --------------------

By:      /s/Charles A. Etherington
Name:    Charles A. Etherington
Title:   Vice President
Date:    December 31, 2002